Bird Announces Second Quarter 2022 Financial Results Second Quarter Revenue Increased by 28% YoY to $76.7 Million Strengthened Cash Position to $105 Million At Quarter End1 Reiterates Full Year 2022 Revenue Outlook; On Track to Achieve Cost Savings Initiatives (Miami, FL) – August 15, 2022 – Bird Global, Inc. ("Bird" or the "Company") (NYSE:BRDS), a leader in environmentally friendly electric transportation, today announced financial results for the second quarter ended June 30, 2022. Travis VanderZanden, Founder and CEO of Bird, said, "During the second quarter, we took significant actions on our path to achieve profitability and to align our organization to prioritize balanced growth with expense and capital discipline. Through the cost savings initiatives we implemented, we are on track to deliver positive Adjusted EBITDA in the third quarter of 2022 and fiscal 2023. Our second quarter ending cash and cash equivalents, including restricted and unrestricted, improved meaningfully to $105 million." Mr. VanderZanden continued, "As we look ahead, we continue to see significant opportunities to profitably scale our Sharing business, which has delivered record revenue performance year-to-date despite the challenging macro environment. We also believe, along with measured geographic expansion, that we have an opportunity to better optimize our pricing and deployment strategy as we continue to operate in a dynamic and rapidly shifting demand environment. Through our innovative operating model and best-in-class technology platform, we are confident in our strategy to capitalize on the opportunities ahead and reach more consumers and cities, demonstrating to our riders the ease with which electric vehicles can solve traditional transportation pain points." Second Quarter Ended June 30, 2022 Financial Results • Revenue was $76.7 million, representing an increase of 28% compared to $60.0 million in the same period in 2021 (the "prior year period"). • Within the core Sharing business, Sharing gross margin as a percentage of Sharing revenue was 27% compared to 28% in the prior year period. Consolidated gross margin as a percentage of revenue was (17)% compared to 26% in the prior year period as a consequence of our previously announced restructuring activities including a shift in focus away from Product Sales. • Ride Profit (before Vehicle Depreciation) was $38.4 million, representing an increase of 37% compared to $27.9 million in the prior year period. Ride Profit Margin (before Vehicle Depreciation) was 53% compared to 49% in the prior year period. • Total operating expenses were $317.9 million, which include $247.6 million of impairments and write-offs driven by the impact of the macro environment on the fair market value of long lived assets, including goodwill, as well as our shift in focus away from Product Sales, and $43.7 million of non-cash stock-based compensation expense; Adjusted 1 Cash position is defined as total cash and cash equivalents, including $57 million of unrestricted cash and cash equivalents, and $48 million of restricted cash and cash equivalents.

Operating Expenses, which exclude non-cash stock-based compensation expense as well as certain non-cash, non- recurring or non-core expenses, were $56.0 million, representing an increase of 43% year-over-year. • Net loss was $310.4 million compared to a net loss of $43.7 million in the prior year period. The year-over-year decline in net loss is primarily driven by impairments and write-offs on the fair market value of long lived assets. • Adjusted EBITDA loss was $19.1 million compared to a loss of $11.5 million in the prior year period. Year-to-Date Ended June 30, 2022 Financial Results • Revenue was $114.6 million, representing an increase of 34% compared to $85.7 million in the prior period. • Sharing gross margin as a percentage of Sharing revenue was 22% compared to 23% in the prior year period. Consolidated gross margin as a percentage of revenue was (9)% compared to 21% in the prior year period. • Ride Profit (before Vehicle Depreciation) was $51.4 million, representing an increase of 44% compared to $35.6 million in the prior year period. Ride Profit Margin (before Vehicle Depreciation) was 48% compared to 45% in the prior year period. • Total operating expenses were $418.1 million, which include $247.6 million of impairments and write-offs driven by the impact of the macro environment on the fair market value of long lived assets, including goodwill, as well as our shift in focus away from Product Sales, and $92.4 million of non-cash stock-based compensation expense; Adjusted Operating Expenses, which exclude non-cash stock-based compensation expense as well as certain non-cash, non- recurring or non-core expenses, were $106.1 million, representing an increase of 39% year-over-year. • Net loss was $300.1 million compared to a net loss of $119.9 million in the prior year period. The year-over-year decline in net loss is primarily driven by impairments and write-offs on the fair market value of long lived assets. • Adjusted EBITDA loss was $56.0 million compared to a loss of $41.0million in the prior year period. Outlook The Company continues to expect: • Revenue between $275 million to $325 million for fiscal year 2022; • Annual run-rate cost savings of at least $80 million for fiscal year 2022, resulting in an annual Adjusted Operating Expense run-rate of no more than $160 million; and • Positive Adjusted EBITDA in the third quarter of fiscal year 2022 and full fiscal year 2023. Yibo Ling, CFO of Bird, commented, "Our second quarter financial results reflect solid revenue growth along with record Sharing gross profit as the unit economics of our core Sharing business continued to benefit from efficiencies driven by our Fleet Manager operating model. The efficiencies we continue to drive through our operating model combined with our realigned fixed cost structure position us well to deliver on our path to profitability. In addition, we have continued to focus on strengthening our balance sheet through disciplined capital deployment. We ended the second quarter with an increase in our restricted and unrestricted cash and cash equivalents balance compared to the first quarter, and believe we are well equipped with sufficient flexible financing to execute on our objectives going forward."

	Three Months Ended June 30,			Six Months Ended June 30,		
	2022	2021	% Change	2022	2021	% Change
(in millions, except as otherwise noted)						
Rides	14.5	11.3	29%	21.8	15.7	39%
Avg. Rides per Deployed Vehicles per Day	1.5x	1.8x	(19)%	1.3x	1.5x	(14)%
Average Deployed Vehicles (in thousands)	109.9	69.5	58%	94.5	58.3	62%
Gross Transaction Value	$ 86.0	$ 71.2	21%	$ 129.1	$ 102.5	26%
Revenue	$ 76.7	$ 60.0	28%	$ 114.6	$ 85.7	34%
Gross margin	$ (13.3)	$ 15.7	(185)%	$ (9.9)	$ 17.8	(156)%
Sharing gross margin	$ 19.9	$ 15.8	26%	$ 23.1	$ 18.0	29%
Ride Profit (before Vehicle Depreciation) [1]	$ 38.4	$ 27.9	37%	$ 51.4	$ 35.6	44%
Ride Profit (after Vehicle Depreciation) [1]	$ 19.9	$ 15.5	29%	$ 23.7	$ 17.5	35%
Total operating expenses	$ 317.9	$ 41.7	662%	$ 418.1	$ 82.7	405%
Adjusted Operating Expenses [1]	$ 56.0	$ 39.2	43%	$ 106.1	$ 76.1	39%
Net loss	$ (310.4)	$ (43.7)	(611)%	$ (300.1)	$ (119.9)	(150)%
Adjusted EBITDA [1]	$ (19.1)	$ (11.5)	(66)%	$ (56.0)	$ (41.0)	(37)%

[1] Ride Profit, Ride Profit Margin, Adjusted Operating Expenses and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and the appendix to this press release for a reconciliation to the most comparable GAAP measures.

Presentation

This press release presents historical results, for certain periods presented, of Bird Rides, Inc., the predecessor of Bird Global, Inc. for financial reporting purposes. The financial results of Bird Global, Inc. prior to the second quarter of 2022, outside of figures included for year-over-year comparison, have not been included in this press release. Accordingly, these historical results do not purport to reflect what the results of operations of Bird Global, Inc. would have been had the business combination with Switchback II Corporation (the "Business Combination") occurred prior to such periods. All financial comparisons in this press release compare our financial results from the second quarter of 2022 to our financial results from the second quarter of 2021.

Conference Call Information

A conference call to discuss the Company's second quarter 2022 financial results and other business updates is scheduled for today, August 15, 2022, at 4:30 pm Eastern time. Those interested in participating in the call are invited to dial (877) 407-0792 or (201) 689-8263 if calling internationally. A live audio webcast of the conference call will be available on our investor relations website (https://ir.bird.co).

A recording of the conference call will be available approximately two hours following the call and can be accessed online for 90 days.

About Bird

Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird is rapidly expanding. Today, it provides fleets of shared micro electric vehicles to riders in more than 450 cities globally and makes its products available for purchase at www.bird.co and via leading retailers and distribution partners. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. Non-GAAP Financial Measures and Key Metrics This press release contains "Ride Profit," "Ride Profit Margin," "Adjusted Operating Expenses," and "Adjusted EBITDA," which are measures that are not prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Ride Profit reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before vehicle depreciation to illustrate the cash return and (ii) after vehicle depreciation to illustrate the impact of the evolution of our vehicles. Ride Profit Margin is Ride Profit divided by the revenue we generate from our Sharing business. We use Ride Profit Margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that Ride Profit and Ride Profit Margin are useful indicators of the economics of our Sharing business, as they exclude indirect unallocated expenses such as research and development, selling and marketing, and general and administrative expenses. Adjusted Operating Expenses is a supplemental measure of operating expenses used to provide investors with additional information about the Company's business performance. We believe Adjusted Operating Expenses is useful in evaluating the operational costs of our business as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude (i) depreciation and amortization associated with operating expenses, (ii) stock-based compensation expense, (iii) legal settlements and reserves, (iv) impairment of assets, and (v) other non-recurring, non-cash, or non-core items. Adjusted EBITDA is a supplemental measure of operating performance used to inform management decisions for the business. We believe Adjusted EBITDA is useful in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest expense (income), net, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) other income (expense), net, (vii) legal settlements and reserves, (viii) impairment of product sales inventory, (ix) impairment of assets, and (x) other non-recurring, non-cash, or non-core items. There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from Ride Profit, Ride Profit Margin, Adjusted Operating Expenses and Adjusted EBITDA. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this press release.

This press release also contains certain key business metrics which are used to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Gross Transaction Value ("GTV") reflects the total dollar value, excluding any applicable taxes, of Rides in our Sharing business and vehicle sales to retail customers and Bird Platform partners, in each case without any adjustment for retail discounts or refunds. In order to calculate GTV, we add back contra revenues from both Sharing and Product Sales and adjustments to the Bird Platform revenue we recognize. GTV is a key indicator of the scale of our business and ultimately drives revenue. We calculate Rides as the total number of trips completed by customers of our Sharing business. Rides are seasonal to a certain degree. Deployed Vehicles reflects the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata basis over a 24-hour period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicle. Rides per Deployed Vehicle per Day ("RpD") reflects the rate at which our shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles in our Sharing business each calendar day. Forward-Looking Statements This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expected path to profitability, expansion plans, future operations, future operating results, anticipated reduction in Bird's supply chain greenhouse gas impact, anticipated revenue for full year 2022, anticipated run-rate cost savings for full year 2022, anticipated Adjusted Operating Expenses for full year 2022, anticipated Adjusted EBITDA for the third quarter of 2022 and full year 2023, losses, projected costs, prospects, plans, and objectives of our management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," "project," or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: the COVID-19 pandemic and the impact of the actions taken to mitigate the pandemic; our ability to cure our New York Stock Exchange (“NYSE”) price deficiency and meet the continued listing requirements of the NYSE; the Company’s relatively short operating history and new and evolving business model; the fact that the Company has incurred significant operating losses in the past and may not be able to achieve or maintain profitability in the future; the Company’s ability to retain existing riders or add new riders, or maintain or increase riders’ level of engagement with the Company’s products and services; the Company’s ability to attract and continue to work with qualified Fleet Managers, or manage Fleet Managers’ utilization rates; changes to the Company’s pricing and its effect on the Company’s ability to attract or retain the services of qualified Fleet Managers and riders; the ability of Fleet Managers to maintain vehicle quality or service levels, or material changes to labor classifications or franchise regulations; competition in the Company’s new and rapidly changing industry; the impact of poor weather and seasonality on the use of the Company’s products and services; the Company’s ability to obtain vehicles that meet quality specifications in sufficient quantities on commercially reasonable terms, which has been affected by global supply chain constraints; the impact of historically high levels of inflation and rising interest rates on the Company’s business; the Company’s reliance on third-party insurance policies; illegal, improper or inappropriate activity of riders; exposure to product liability in the event of significant vehicle damage or reliability issues; the Company’s metrics and estimates, including the Company’s key metrics, being subject to inherent challenges in measurement; the Company’s general reliance on third party distributors, partners, and payment processors for various parts of our business and the Company’s ability to manage these relationships; defects in our vehicles, mobile applications, or other services; action by governmental authorities to restrict access to Bird’s products and services in their localities; the Company’s presence and expansion in international markets and associated risks, including the ongoing conflict between Ukraine and Russia; the Company’s substantial indebtedness level; the Company’s access to additional capital; the Company’s user growth and engagement on mobile devices depending upon effective operation with mobile operating systems, networks, and standards outside the Company’s control; intellectual property rights claims and other litigation; data security breaches or other network or system outages or delays; compliance with and changes in applicable laws or regulations; and other risks, uncertainties and factors discussed in the "Risk Factors" section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 15, 2022, in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to be filed with the SEC, and in the Company’s subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances. Investor Contact Karen Tan Investor@bird.co Media Contact press@bird.co

Bird Global, Inc. Condensed Consolidated Balance Sheets (in thousands, except per share amounts and number of shares) June 30, December 31, 2022 2021 (Unaudited) Assets Current assets: Cash and cash equivalents $ 57,140 $ 128,556 Restricted cash and cash equivalents—current 46,398 30,142 Accounts receivable, net 4,704 8,397 Inventory, net 5,475 28,242 Prepaid expenses and other current assets 27,825 33,778 Total current assets 141,542 229,115 Restricted cash and cash equivalents—non current 1,566 1,203 Vehicle deposits 61,516 117,071 Vehicles, net 118,570 118,949 Goodwill — 121,169 Other assets 8,125 9,754 Total assets 331,319 597,261 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable 16,881 5,002 Accrued expenses 42,199 31,428 Deferred revenue 37,576 43,345 Notes payable 124,786 49,094 Other current liabilities 8,659 5,089 Total current liabilities 230,101 133,958 Derivative liabilities 1,260 136,196 Other liabilities 4,579 6,282 Total liabilities 235,940 276,436 Commitments and contingencies Stockholders’ Equity Class A common stock, $0.0001 par value, 1,000,000,000 shares authorized, and 245,910,621 and 238,089,017 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively, and Class X common stock, $0.0001 par value, 50,000,000 shares authorized, 34,534,930 shares issued and outstanding as of June 30, 2022 and December 31, 2021 28 27 Additional paid-in capital 1,565,957 1,475,300 Accumulated other comprehensive (loss) income (8,498) 7,538 Accumulated deficit (1,462,108) (1,162,040) Total stockholders’ equity 95,379 320,825 Total liabilities and stockholders’ equity $ 331,319 $ 597,261 (1) Shares of preferred stock and common stock have been retroactively restated to give effect to the Business Combination.

Bird Global, Inc. Condensed Consolidated Statements of Operations (Unaudited, in thousands, except per share amounts and number of shares) Three Months Ended June 30, Six Months Ended June 30, 2022 2021 2022 2021 Revenues: Sharing $ 72,395 $ 56,638 $ 105,972 $ 78,287 Product sales 4,267 3,406 8,668 7,427 Total revenues 76,662 60,044 114,640 85,714 Cost of revenues: Cost of sharing, exclusive of depreciation 34,086 29,331 55,472 43,729 Depreciation on sharing vehicles 18,424 11,541 27,364 16,558 Cost of product sales 5,728 3,433 9,957 7,648 Impairment of product sales inventory 31,769 — 31,769 — Total cost of revenues 90,007 44,305 124,562 67,935 Gross margin: Sharing 19,885 15,766 23,136 18,000 Product sales (33,230) (27) (33,058) (221) Total gross margin (13,345) 15,739 (9,922) 17,779 Other operating expenses: (1) General and administrative 84,393 31,765 169,043 61,955 Selling and marketing 5,359 3,981 10,410 7,488 Research and development 12,324 5,993 22,837 13,292 Impairment of assets 215,822 — 215,822 — Total operating expenses 317,898 41,739 418,112 82,735 Loss from operations (331,243) (26,000) (428,034) (64,956) Interest expense, net (2,610) (3,114) (4,011) (4,686) Other income (expense), net 23,518 (14,462) 132,098 (50,114) Loss before income taxes (310,335) (43,576) (299,947) (119,756) Provision for income taxes 84 110 121 130 Net loss $ (310,419) $ (43,686) $ (300,068) $ (119,886)

Bird Global, Inc. Condensed Consolidated Statements of Cash Flows (Unaudited, in thousands, except per share amounts and number of shares) Six Months Ended June 30, 2022 2021 Cash flows from operating activities Net loss $ (300,068) $ (119,886) Adjustments to reconcile net loss to net cash used in operating activities: Issuance of and mark-to-market adjustments of derivative liabilities (134,936) 47,259 Impairment of assets 215,822 — Impairment of product sales inventory 31,769 — Depreciation and amortization 28,829 18,616 Non-cash vehicle expenses 7,160 (195) Stock-based compensation expense 92,354 2,768 Loss on extinguishment — 2,304 Amortization of debt issuance costs and discounts 1,127 1,180 Bad debt expense 4,898 910 Other (779) (739) Changes in assets and liabilities: Accounts receivable (1,223) 1,022 Inventory 7,725 4,044 Prepaid expenses and other current assets (13,332) (8,628) Other assets 266 (83) Accounts payable 11,642 (4,337) Deferred revenue (6,395) 1,674 Accrued expenses and other current liabilities 9,703 8,342 Other liabilities (1,703) 150 Net cash used in operating activities (47,141) (45,599) Cash flows from investing activities Purchases of property and equipment (430) (66) Purchases of vehicles (82,883) (71,313) Net cash used in investing activities (83,313) (71,379) Cash flows from financing activities Proceeds from borrowings, net of issuance costs 95,365 9,152 Proceeds from issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs — 207,814 Payment for taxes related to net share settlement (2,011) — Proceeds from the issuance of common stock 258 453 Debt repayments (21,452) (33,550) Net cash provided by financing activities 72,160 183,269 Effect of exchange rate changes on cash 3,497 3,832 Net (decrease) increase in cash and cash equivalents and restricted cash and cash equivalents (54,797) 70,123 Cash and cash equivalents and restricted cash and cash equivalents Beginning of period 159,901 53,767 End of period 105,104 123,890 Components of cash and cash equivalents and restricted cash and cash equivalents Cash and cash equivalents 57,140 101,340 Restricted cash and cash equivalents 47,964 22,550 Total cash and cash equivalents and restricted cash and cash equivalents $ 105,104 $ 123,890

Bird Global, Inc.

Calculations of Key Metrics and GAAP to Non-GAAP Reconciliations

Reconciliation of Gross Transaction Value to Revenue

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
(in millions)				
Revenue	$ 76.7	$ 60.0	$ 114.6	$ 85.7
Contra Revenue	5.1	5.1	8.1	8.4
Platform Adjustment [1]	4.3	6.1	6.3	8.4
Gross Transaction Value	$ 86.0	$ 71.2	$ 129.1	$ 102.5

(1) Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
(in millions)				
Net loss	$ (310.4)	$ (43.7)	$ (300.1)	$ (119.9)
Interest expense, net	2.6	3.1	4.0	4.7
Provision for income taxes	0.1	0.1	0.1	0.1
Depreciation and amortization [1]	19.3	13.5	29.1	20.5
Vehicle count adjustments	—	(0.3)	0.6	(0.5)
Stock-based compensation expense	43.7	1.3	92.4	2.8
Tariff refunds	—	—	—	—
Other income (expense), net	(23.5)	14.5	(132.1)	50.1
Legal settlements and reserves	0.1	0.2	1.0	1.4
Impairment of product sales inventory	31.8	—	31.8	—
Impairment of assets	215.8	—	215.8	—
Other non-recurring, non-cash, or non-core items	1.5	(0.2)	1.5	(0.2)
Adjusted EBITDA	$ (19.1)	$ (11.5)	$ (56.0)	$ (41.0)

(1) Depreciation and amortization excludes tariff depreciation and other adjustments, which were $0.0 million and $(0.3) million for the three and six months ended June 30, 2022, respectively, and $(0.9) million and $(1.5) million for the three and six months ended June 30, 2021, respectively.

Reconciliation of Ride Profit to Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
(in millions)				
Gross margin	$ (13.3)	$ 15.7	$ (9.9)	$ 17.8
Vehicle depreciation [1]	18.4	12.4	27.7	18.0
Vehicle count adjustments [2]	—	(0.3)	0.6	(0.5)
Product Sales division [3]	33.2	—	33.1	0.2
Ride Profit (before Vehicle Depreciation)	38.4	27.9	51.4	35.6
Vehicle depreciation [1]	(18.4)	(12.4)	(27.7)	(18.0)
Ride Profit (after Vehicle Depreciation)	$ 19.9	$ 15.5	$ 23.7	$ 17.5

(1) We exclude vehicle depreciation as these costs are non-cash in nature. Vehicle depreciation excludes tariff depreciation adjustments, which were $0.0 million and $(0.3) million for the three and six months ended June 30, 2022, respectively, and $(0.9) million and $(1.5) million for the three and six months ended June 30, 2021, respectively.

(2) We exclude vehicle count adjustments as these are adjustments made based on results of physical inventory counts, which are non-cash in nature.

(3) We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners. Product Sales division includes impairment of inventory and inventory deposits, which was $31.8 million for the three and six months ended June 30, 2022.

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Sharing Revenue	$ 72.4	$ 56.6	$ 106.0	$ 78.3
Ride Profit Margin % (before Vehicle Depreciation)	53 %	49 %	48 %	45 %
Ride Profit Margin % (after Vehicle Depreciation)	28 %	27 %	22 %	22 %

Reconciliation of Adjusted Operating Expenses to Total Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
(in millions, except as otherwise noted)				
Total operating expenses	$ 317.9	$ 41.7	$ 418.1	$ 82.7
Depreciation and amortization [1]	(0.8)	(1.1)	(1.4)	(2.4)
Stock-based compensation expense	(43.7)	(1.3)	(92.4)	(2.8)
Legal settlements and reserves	(0.1)	(0.2)	(1.0)	(1.4)
Impairment of assets	(215.8)	—	(215.8)	—
Other non-recurring, non-cash, and non-core items	(1.5)	—	(1.5)	—
Adjusted Operating Expenses	$ 56.0	$ 39.2	$ 106.1	$ 76.1
% of Revenue	*73 %*	*65 %*	93 %	89 %

(1) Depreciation and amortization is comprised of property and equipment depreciation and intangible asset amortization, which is part of total operating expenses.